UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2021

America Great Health

(Exact name of registrant as specified in charter)

WYOMING

(State or other jurisdiction of incorporation)

0-27873	98-0178621
(Commission File Number)	(IRS Employer Identification No.)

1609 W Valley Blvd., #338, Alhambra, CA 91803	28277
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (626) 576-1299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 18th , 2021, America Great Health (the “Company”) and David Tsai (“Dr. Tsai”), a pioneer in anti-cancer peptide research and invention in the United States, entered into a Cooperation Agreement, in which Dr. Tsai shall provide to the Company of relevant theories, technologies, methods, sources of raw materials, processing and production techniques, quality standards, quality control methods and other information and details related to his anti-cancer protein peptides, oral insulin and activation technology; Dr. Tsai shall also be responsible for the whole process of technology and product production, application and implementation, as well as professional technical support, consultation and cooperation in the process of product verification, publicity, promotion and sales. As consideration, the Company agreed to grant 8 million shares of AAGH common stock to Dr. Tsai along with certain monthly compensations and sales bonus.

In the 40-year research process, Dr. Tsai creatively invented, discovered and developed a number of theories, technologies, methods related to anti-cancer peptide research, and developed a variety of anti-cancer embryonic proteins and peptide compounds with promising clinical applications, mixtures and dietary supplement products. We believe that it will be highly beneficial to achieve the long term goal of the Company by working with Dr. Tsai in the aforementioned R&D and sales process.

The foregoing description of the Cooperation Agreement does not purport to be completed and is qualified in its entirety by reference to the Cooperation Agreement, which is filed as Exhibit 2.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are being filed or furnished as part of this report:

Exhibit No.	Description

2.1	Cooperation Agreement, dated May 18th , 2021 between the Company and Dr. Tsai

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “estimate,” or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties, and actual results may differ materially from the results anticipated in the forward-looking statements. Differences may result from risks and uncertainties beyond the Company’s control. Additional factors that could materially impact the Company’s results and operations can be found under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and in the Company’s other filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not intend, nor undertake any duty, to update this information to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

AMERICA GREAT HEALTH
Date: May 19, 2021
By: /s/ Mike Wang
Name: Mike Wang Title: President